EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



                            Subsidiary or         Percent of     State of
         Parent             Organization          Ownership      Incorporation
         ------             ------------          ---------      -------------

    Northeast Indiana        First Federal           100%          Federal
    Bancorp, Inc.            Savings Bank


    First Federal            Northeast Indiana       100%          Indiana
    Savings Bank             Financial, Inc.